UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2008

Who’s Your Daddy, Inc. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-33519 (Commission File Number)	98-0360989 (IRS Employer Identification No.)

5840 El Camino Real, Suite 108 Carlsbad, California (Address of principal executive offices)	92008 (Zip Code)

(760) 438-5470 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On October 23, 2008, Who’s Your Daddy, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Net Vertex New York Inc., a New York corporation (“Net Vertex”).  The Agreement provides that, in exchange for strategic business development and distribution consulting services, the Company will issue to Net Vertex, subject to a vesting schedule, 2,000,000 shares of the Company’s common stock and 10% of any amounts received by the Company from introduced parties for any joint-venture, distribution, business development, or strategic business relationship activity.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Settlement Agreement.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(c)           The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

10.1	Consulting Agreement with Net Vertex New York Inc., dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2008	WHO’S YOUR DADDY, INC.,
a Nevada corporation

/s/ Michael R. Dunn
By: Michael R. Dunn
Its: Chief Executive Officer